UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

Sonder Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1) and 0-11.

SONDER HOLDINGS INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2023

August 2, 2023
Dear Stockholder:
Please join us for the special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the Special Meeting) of Sonder Holdings Inc. (the Company) to be held on Friday, September 15, 2023 at 3:00 p.m. (Pacific Daylight Time). The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the Special Meeting by visiting www.virtualshareholdermeeting.com/SOND2023SM and entering the 16‐digit control number included on your proxy card or in the instructions that accompanied your proxy materials.
The Special Meeting is being held for the following purposes:
1.    To authorize and approve proposed amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split and reduce the authorized number of shares of common stock and special voting common stock to reflect the reverse stock split; and
2.    To conduct any other business properly brought before the Special Meeting, including any postponements or adjournments thereof.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the Board of Directors reserves the right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant to the Delaware General Corporation Law, if the Board of Directors determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders.

These items of business are more fully described in the Proxy Statement.
The record date for the Special Meeting is the close of business on Tuesday, August 1, 2023 (the Record Date). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on
September 15, 2023 at 3:00 p.m. Pacific Time
The Special Meeting will be conducted virtually via live audio webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/SOND2023SM.
The Proxy Statement is available at: www.proxyvote.com.

By Order of the Board of Directors
Ruby Hou Alexander
Assistant Secretary
Thornton, Colorado

ALL STOCKHOLDERS AS OF THE RECORD DATE ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING, WHICH WILL BE HELD VIRTUALLY VIA THE INTERNET. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU RECEIVED A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY SUBMIT YOUR PROXY CARD OR VOTING INSTRUCTION CARD BY COMPLETING, SIGNING, DATING AND MAILING YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY

A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST USE THE CONTROL NUMBER INCLUDED ON YOUR PROXY CARD OR YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SONDER HOLDINGS INC.
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

Sonder Holdings Inc.
500 E. 84th Ave., Suite A-10
Thornton, CO 80229

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why are these materials being provided to me?
This proxy statement (Proxy Statement) and the enclosed proxy card are first being sent to stockholders on or about August 2, 2023 in connection with the solicitation by the Board of Directors (the Board or Board of Directors) of Sonder Holdings Inc. of proxies to be voted at our Special Meeting of Stockholders scheduled to be held on September 15, 2023 at 3:00 p.m. (Pacific Daylight Time) (together with any adjournment, postponement or other delay thereof, the Special Meeting).
The Special Meeting will be a completely “virtual” meeting of stockholders. You are invited to attend the Special Meeting online, vote your shares electronically, and submit your questions during the Special Meeting, by visiting www.virtualshareholdermeeting.com/SOND2023SM. You will need the 16‐digit control number provided on your proxy card (if applicable).
Who is Sonder Holdings Inc.?
Sonder is revolutionizing hospitality through innovative, tech-enabled service and inspiring, thoughtfully designed accommodations combined into one seamless experience. Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in over 40 markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.
The original Sonder Holdings Inc., now Sonder Holdings LLC (Legacy Sonder), was launched in 2014 with the mission to revolutionize hospitality through design and technology. On January 18, 2022, Legacy Sonder consummated a business combination (the Business Combination) with Gores Metropoulos II, Inc., a Delaware corporation and a special purpose acquisition company (GM II), whereby Legacy Sonder became a wholly owned subsidiary of GM II, and GM II changed its name to Sonder Holdings Inc.
In this Proxy Statement, unless the context requires otherwise, references to “Sonder,” the “Company,” “we,” “us,” and “our,” and similar references refer to Sonder Holdings Inc. and its wholly owned subsidiaries following the Business Combination and to Legacy Sonder prior to the Business Combination. The mailing address of Sonder’s principal executive offices is 500 E 84th Ave., Suite A-10, Thornton, CO 80229.
Why is Sonder holding a virtual meeting?
We have adopted a virtual meeting format for the Special Meeting to provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement.

How do I attend the Special Meeting?
Stockholders as of the Record Date are invited to participate in the completely virtual Special Meeting which will be conducted via live webcast. You are entitled to participate in the Special Meeting only if you were a Sonder stockholder of record as of the close of business on the Record Date, if a control number was included on your proxy card, or if you hold a valid proxy for the Special Meeting.
You will be able to participate in and to vote your shares online at the Special Meeting by visiting www.virtualshareholdermeeting.com/SOND2023SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. The Special Meeting webcast will begin promptly at 3:00 p.m. (Pacific Daylight Time). Online access and check-in will begin at 2:45 p.m. (Pacific Daylight Time), and you should allow sufficient time for the online check-in procedures.
We are holding the Special Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Will I be able to participate in the virtual Special Meeting on the same basis I would be able to participate in a live meeting?
The online meeting format for our Special Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of our virtual Special Meeting to ensure that our stockholders who attend our Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools.
What can I do if I need technical assistance during the Special Meeting?
If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting log-in page.
Who can vote at the Special Meeting?
Only stockholders of record of our common stock and special voting common stock (which we refer to collectively as common stock) at the close of business on the Record Date of August 1, 2023, will be entitled to vote at the Special Meeting. On the Record Date, there were 220,251,949 shares of common stock outstanding and entitled to vote. You have one vote for each share of common stock held by you as of the Record Date.
Stockholders of Record. If shares of our common stock are registered directly in your name with Sonder’s transfer agent, Computershare, Inc., you are considered “stockholder of record” with respect to those shares, and you may vote those shares at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
Is there a list of registered stockholders entitled to vote at the Special Meeting?
A list of registered stockholders entitled to vote at the Special Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the Special Meeting. If you would like to inspect the stockholder list, please contact Investor Relations at ir@sonder.com to make arrangements.
What am I voting on?
The following matter is scheduled for a vote at the Special Meeting:
•Authorization and approval of proposed amendments to our Amended and Restated Certificate of Incorporation (the Restated Certificate) to effect a reverse stock split and reduce the total number of authorized shares of general common stock (including the total number of authorized shares of common stock and special voting common stock) (the Reverse Stock Split Proposal).
What if another matter is properly brought before the Special Meeting?
As of the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares “FOR” the approval of the Reverse Stock Split Proposal.
How do I vote and what are the voting deadlines?
You may vote “For” or “Against” or abstain from voting for the Reverse Stock Split Proposal. The procedures for voting are described below, based on the form of ownership of your shares:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares online at the Special Meeting or vote by proxy (by telephone, through the Internet or by mail) without attending the Special Meeting.
•To vote by proxy through the Internet, go to the website www.proxyvote.com and follow the instructions provided on the website, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on September 14, 2023. You will need the 16-digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.

•To vote by proxy over the telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on September 14, 2023. You will need the 16-digit Control Number included on your proxy card in order to vote by telephone.
•To vote by proxy through the mail, complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided to you, which must be received prior to the Special Meeting.
•To vote online at the Special Meeting, attend the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/SOND2023SM. You will need your 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Special Meeting and to vote during the Special Meeting.
Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online at the Special Meeting even if you have already voted by proxy. Voting at the Special Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote or revoke my proxy after submitting my proxy?” below).
Street Name Stockholder: Beneficial Owner of Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a street name stockholder, you should have received voting instructions from your broker, bank, or other nominee rather than from Sonder. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Special Meeting with the control number indicated on that voting instruction form. Otherwise, you may not vote your shares at the Special Meeting unless you follow the instructions included with your proxy material and obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy after submitting my proxy?
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record for your shares, you may change your vote or revoke your proxy before the Special Meeting in any one of the following ways (subject to the applicable deadlines for each method as set forth above under “How do I vote and what are the voting deadlines?”):
•    You may submit another properly completed and signed proxy card with a later date.
•    You may submit a subsequent proxy by telephone or through the Internet.
•    You may send a timely written notice that you are revoking your proxy to Sonder’s Secretary or Chief Executive Officer at 500 E 84th Ave., Suite A-10, Thornton, CO 80229.
•    You may virtually attend the Special Meeting and vote electronically by going to www.virtualshareholdermeeting.com/SOND2023SM and using your unique control number that was included on your proxy card. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline.
If you are a street name stockholder, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
We must vote your shares as you have instructed. If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the Board recommendations stated above, namely “FOR” the approval of the Reverse Stock Split Proposal.
If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.
If you are a street name stockholder, you must provide voting instructions to your broker, bank or other nominee in accordance with their instructions in order for your shares to be properly voted. Please see “What are broker non-votes?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.
What are “broker non-votes”?
Broker non-votes can occur when a street name stockholder does not give instructions to their broker, bank or other nominee. Under rules that govern brokers, banks, and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own such shares, if the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered “routine” (discretionary matters), but cannot vote the shares with respect to “non-routine” (non-discretionary) matters. A “broker non-vote” occurs when a broker, bank, or other nominee submits a proxy for the Special Meeting but does not vote on a particular proposal because they either (i) do not choose to exercise their discretionary voting power or (ii) do not have discretionary voting power with respect to that proposal and have not received instructions from the beneficial owner.
How many votes are needed to approve the Reverse Stock Split Proposal?
The affirmative vote of a majority of the voting power of the shares of our common stock (which includes our special voting common stock) outstanding as of the Record Date is required for approval of the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions will be treated as votes against this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Will the reverse stock split, if approved, result in appraisal rights under Delaware law?
No. If the Reverse Stock Split Proposal is approved and the reverse stock split occurs, stockholders will not be entitled to appraisal or dissenter’s rights under Delaware law or our charter as a result of the reverse stock split, and we will not independently provide our stockholders with any such rights.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present online (by remote communication) or represented by proxy at the Special Meeting. On the Record Date, there were 220,251,949 shares outstanding and entitled to vote. Thus, the holders of at least 110,125,975 shares must be present online (by remote communication) or represented by proxy at the Special Meeting to have a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

If there is no quorum, then either the chair of the Special Meeting or the holders of a majority of the voting power of the shares present at the Special Meeting in person or represented by proxy may adjourn the meeting to another date.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Each of Francis Davidson, our Chief Executive Officer, and Ruby Hou Alexander, our Deputy General Counsel and Assistant Secretary, with full power of substitution, has been designated as proxy holders for the Special Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the Reverse Stock Split Proposal as described above. If any other matters are properly brought before the Special Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will solicit proxies on behalf of the Board and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?
Stockholders wishing to present proposals for inclusion in the proxy statement for our 2024 annual meeting of stockholders (the 2024 Annual Meeting) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act), must submit their proposals so that they are received by our Corporate Secretary at 500 E 84th Ave., Suite A-10 Thornton, CO, 80229, Attn: Corporate Secretary no later than Thursday, December 21, 2023.

When are other proposals and stockholder nominations for next year’s annual meeting due?
With respect to proposals and nominations not to be included in the proxy statement for the 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our Bylaws) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Corporate Secretary by a written notice, which notice must be received no earlier than 8:00 a.m. (Pacific Time) on the 120th day and no later than 5:00 p.m. (Pacific Time) on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders wishing to submit director nominations or proposals for consideration at the 2024 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received by our Corporate Secretary not earlier than 8:00 a.m. (Pacific Time) on February 7, 2024 and not later than 5:00 p.m. (Pacific Time) on March 8, 2024 in order to be considered. In the event that the 2024 Annual Meeting is to be held on a date that is not within 25 days of the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by our Corporate Secretary no earlier than 8:00 a.m. (Pacific Time) on the 120th day prior to the day of the 2024 Annual Meeting and no later than 5:00 p.m. (Pacific Time) on the later of the 90th day prior to the day of the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is less than 100 days prior to the date of the 2024 Annual Meeting, on the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting was first made by the Company.
Nominations or proposals should be sent in writing to our Corporate Secretary at 500 E 84th Ave., Suite A-10 Thornton, CO, 80229, Attn: Corporate Secretary. A stockholder’s notice to nominate a director or bring any other business before the 2024 Annual Meeting must set forth certain information, which is specified in our Bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. A complete copy of our Bylaws can be found in the Investors section of our website at investors.sonder.com under “Corporate Governance—Documents and Charters.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
How are votes counted?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be reported in a Current Report on Form 8-K (Form 8-K) that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to report the preliminary voting results within four business days after the Special Meeting and to file an additional Form 8-K (or an amendment to the Form 8-K reporting the preliminary voting results) to report the final voting results within four business days after the final voting results are known to us.
How can I contact Sonder’s transfer agent?
You may contact our transfer agent, Computershare Inc., by telephone at 1-800-736-3001 or by writing Computershare Inc., at P.O. Box 43006, Providence, RI 02940-3078. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The Board of Directors knows of no matters to come before the Special Meeting other than the matter referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. None of our directors, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates, has any interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon at the Special Meeting as described in this Proxy Statement that is not shared by all of our other stockholders.

PROPOSAL NO. 1:
APPROVAL OF PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview
On July 20, 2023, the Board of Directors approved and adopted resolutions (1) approving and declaring advisable a series of proposed amendments to our Amended and Restated Certificate of Incorporation (the Restated Certificate) to effect a reverse stock split of our common stock issued and outstanding or held in treasury (the Reverse Stock Split) and a corresponding reduction in the total number of authorized shares of our general common stock (which includes our common stock and special voting common stock) (collectively referred to as the Authorized Share Reduction), and (2) directing that a proposal (the Reverse Stock Split Proposal) to approve the Reverse Stock Split and the Authorized Share Reduction be submitted to our stockholders for their approval.
We are seeking, and the Board has recommended, approval for the Reverse Stock Split Proposal primarily to provide the Board with authority to effect a reverse stock split to maintain our listing on The Nasdaq Stock Market (Nasdaq). However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under “Certain Risks Associated with a Reverse Stock Split.”
If approved by our stockholders, the Reverse Stock Split Proposal would permit, but would not require, the Board of Directors to effect a reverse stock split of our common stock (which includes our special voting common stock) issued and outstanding or held in treasury by a ratio of either 1-for-10, 1-for-15, 1-for-20 or 1-for-25, with the final ratio to be set in the discretion of the Board of Directors, without further stockholder approval, in the manner described herein. At the same time, the total number of authorized shares of our common stock (including our special voting common stock) would be reduced, based on the final Reverse Stock Split ratio set by the Board of Directors in the manner described herein. Our total number of authorized shares would also be reduced as a result of the reduction in the number of authorized shares of common stock. The par value per share of our common stock would remain unchanged at $0.0001 and the automatic redemption price payable per share of special voting common stock under the circumstances set forth in the Restated Certificate would remain unchanged. The Reverse Stock Split would also affect outstanding options, outstanding restricted stock units (RSUs) and shares reserved for issuance under our equity compensation plans, as described in “—Effect on Equity Compensation Plans, Outstanding Options and RSUs” below, our outstanding warrants (including our publicly traded warrants) as described in “—Effect on Warrants” below, and shares potentially issuable pursuant to the Earn Out established in connection with the Business Combination as described in “—Effect on Earn Out” below. The Reverse Stock Split would affect all shares of common stock (including shares of special voting common stock) uniformly. The following description of the proposed amendments is a summary and is subject to the full text of the proposed Certificate of Amendment to our Restated Certificate, a form of which is attached to this Proxy Statement as Annex A (the Certificate of Amendment).

If stockholders approve the Reverse Stock Split Proposal, the Board of Directors in its discretion could determine to cause one Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction. Such Certificate of Amendment would include only the reverse stock split ratio determined by the Board to be in the best interest of the Company and its stockholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file any Certificate of Amendment, even if the Reverse Stock Split Proposal is approved by stockholders. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split and the Authorized Share Reduction.
Reasons for the Reverse Stock Split
Meet Certain Continued Listing Requirements of Nasdaq.
Our common stock and publicly traded warrants currently trade on The Nasdaq Global Select Market. Nasdaq has requirements for our equity securities to remain listed on Nasdaq, including a rule requiring our common stock to maintain a minimum closing bid price of $1.00 per share (the Minimum Bid Price Requirement). On April 21, 2023, we received a notice from Nasdaq that we were not in compliance with Nasdaq’s Listing Rule 5450(a)(1), because the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by October 18, 2023, and we must otherwise satisfy The Nasdaq Global Market’s requirements for listing.
If we do not regain compliance by October 18, 2023, we may be eligible for an additional 180 calendar day compliance period if we elect (and meet the listing standards) to transfer to The Nasdaq Capital Market to take advantage of the additional compliance period offered on that market, unless it does not appear to Nasdaq that it is possible for us to cure the deficiency. To qualify, we would be required, among other things, to meet the continued listing requirement for market value of publicly held shares as well as all other standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of our intention to cure the bid price deficiency during the second compliance period. As of June 30, 2023, we did not meet the stockholders' equity initial listing requirement for The Nasdaq Capital Market, and we do not anticipate meeting that requirement before October 18, 2023. If it does not appear to Nasdaq that it is possible for us to cure the deficiency, or if we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that such appeal would be successful.

Our Board of Directors has considered the potential harm to our Company and our stockholders should Nasdaq delist our common stock. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The liquidity and market prices of our publicly traded warrants could also be adversely affected. Delisting would also constitute an event of default under certain of our debt instruments, which would require us to expend cash to repay debt or replace letters of credit. It could cause other adverse consequences, such as difficulties in raising capital and in providing stock-based incentives to attract and retain personnel. Delisting could also impair our reputation and our relationships with real estate owners, developers and other business partners, which could make it more difficult or costly for us to expand our portfolio of leased properties. In addition, our common stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in our common stock, and we would also become subject to additional State securities regulations in connection with any sales of our securities. The Board of Directors believes that the Reverse Stock Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our common stock.
To Potentially Improve the Marketability and Liquidity of our Common Stock.
Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.
We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Reasons for the Reduction in the Authorized Number of Shares of Common Stock
As a matter of Delaware law, implementation of the Reverse Stock Split does not require a change in the total number of shares of our common stock authorized under the Restated Certificate. However, the proposed reduction in the total number of authorized shares of our common stock (including special voting common stock) is designed to maintain approximately the same proportion of the total number of authorized shares of common stock that are not issued or outstanding following the Reverse Stock Split, subject to adjustments for any fractional shares. See below under “—Tabular Illustration of Effect of the Reverse Stock Split and Authorized Share Reduction” for a presentation of the effect on our authorized capital of the Authorized Share Reduction at each of the four possible reverse stock split ratios. This proposed reduction is intended to satisfy the voting policies of certain of our stockholders, conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by us, and ensure that we do not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock. In addition, the reduction in the number of authorized shares of our stock may also reduce certain of our costs.
Certain Risks Associated with a Reverse Stock Split
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our Board of Directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price.
The closing sale price of our common stock on Nasdaq was $0.58 per share on August 1, 2023. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the total market capitalization of our common stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. Although no assurances are possible concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market price of our common stock after the Reverse Stock Split, based on such price, our intention in determining the reverse stock split ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our common stock immediately after the Reverse Stock Split, although whether the price of our common stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our common stock.
The proposed Reverse Stock Split may reduce the liquidity of our Common Stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.
Determination of Reverse Stock Split Ratio
In determining the reverse stock split ratio to be implemented (if any), we expect that the Board will consider various factors, including:

•the projected impact of the reverse stock split ratio on our ability to continue our common stock’s listing on Nasdaq;
•prevailing stock market conditions, general economic conditions and other conditions prevailing in our industry;
•our market capitalization (including the number of outstanding shares of our common stock);
•our common stock price prior to the Reverse Stock Split, and the expected trading price and volume of our common stock following the Reverse Stock Split; and
•the factors described above under the heading “Certain Risks Associated with a Reverse Stock Split.”

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, the precise reverse stock split ratio. We believe that granting the Board the authority to set the ratio is essential because it allows the Board to take the above factors, among others, into consideration and to react to changing market conditions.
If the Board decides to implement the Reverse Stock Split, we will make a public announcement regarding the reverse stock split ratio selected by the Board.
Principal Effects of the Reverse Stock Split and the Authorized Share Reduction
If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued shares of common stock (including the issued shares of special voting common stock). Any fractional shares of common stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash as described below under “Mechanics of the Reverse Stock Split.” The Reverse Stock Split will affect all shares of common stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in the Company or any stockholder’s proportionate voting power.
Each of the Exchangeable Preferred Shares (the Exchangeable Preferred Shares) of our subsidiary, Sonder Canada Inc., will also be combined into a smaller number of shares pursuant to the reverse stock split ratio, in order to preserve the economic equivalence of the Exchangeable Preferred Shares. For example, if the Board of Directors selects a reverse stock split ratio of 1 for 10, then each ten (10) Exchangeable Preferred Shares would, after the Reverse Stock Split, be combined into one (1) Exchangeable Preferred Share.
Under the Restated Certificate, our authorized capital stock currently consists of 440,000,000 shares of general common stock, par value $0.0001 per share (including 400,000,000 shares of common stock and 40,000,000 shares of special voting common stock), and 250,000,000 shares of preferred stock, par value $0.0001 per share. At the effective time of the Reverse Stock Split (the Effective Time), based on which, if any, of the approved reverse stock split ratios is ultimately selected by the Board of Directors, the total number of authorized shares of our general common stock will be reduced from 440,000,000 to as few as 44,000,000 if the Board of Directors selects a ratio of 1 for 10, or as few as 17,600,000 if a ratio of 1 for 25 is selected. Proportionate reductions in the authorized shares of common stock and special voting common stock, which are included within the general common stock, would also occur, as reflected in the Certificate of Amendment. The total number of authorized shares of preferred stock will not be reduced and would remain at 250,000,000 shares. The par value per share of our common stock (including our special voting common stock) would remain unchanged at $0.0001 after the Reverse Stock Split and the Authorized Share Reduction.

Tabular Illustration of Effect of the Reverse Stock Split and Authorized Share Reduction
The table below sets forth, as of July 14, 2023 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1 for 10, 1 for 15, 1 for 20, and 1 for 25, inclusive, including on our shares reserved for future issuance pursuant to outstanding warrants and stock options and pursuant to our equity incentive plans and Earn Out (without giving effect to the treatment of fractional shares).

	Pre-Reverse Stock Split	Post-Reverse Stock Split
		Reverse Stock Split Ratio:
		1 for 10	1 for 15	1 for 20	1 for 25
Authorized shares
Authorized Common Stock	400,000,000	40,000,000	26,666,666	20,000,000	16,000,000
Authorized Special Voting Common Stock	40,000,000	4,000,000	2,666,666	2,000,000	1,600,000
Authorized Preferred Stock	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000
Total authorized shares	690,000,000	294,000,000	279,333,332	272,000,000	267,600,000

Shares issued and outstanding
Common Stock	200,991,094	20,099,109	13,399,406	10,049,554	8,039,643
Special Voting Common Stock	19,260,855	1,926,085	1,284,057	963,042	770,434
Total shares issued and outstanding	220,251,949	22,025,194	14,683,463	11,012,596	8,810,077

Outstanding warrants	17,400,652	1,740,065	1,160,043	870,032	696,026

Outstanding options, restricted stock units, and other awards
Outstanding stock options	44,817,778	4,481,777	2,987,851	2,240,888	1,792,711
Outstanding restricted stock units	21,509,724	2,150,972	1,433,981	1,075,486	860,388
Total outstanding options, restricted stock units, and other awards	66,327,502	6,632,750	4,421,833	3,316,375	2,653,100

Shares available for future issuance under Plans*	26,934,465	2,693,446	1,795,631	1,346,723	1,077,378

Shares issuable pursuant to Earn Out	14,500,000	1,450,000	966,666	725,000	580,000

Total shares of Common Stock issued or reserved for future issuance	345,414,568	34,541,456	23,027,637	17,270,728	13,816,582

Shares of Common Stock authorized, but not issued or reserved for future issuance	54,585,432	5,458,543	3,639,028	2,729,271	2,183,417
* Consists of 2021 Employee Stock Purchase Plan, 2021 Equity Incentive Plan, Management Equity Incentive Plan, and 2023 Inducement Equity Incentive Plan.

Effect on Equity Compensation Plans and Outstanding Equity Awards
As shown in the table above, if the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our equity incentive plans and 2021 Employee Stock Purchase Plan, or ESPP, would be reduced in proportion to the ratio selected by the Board of Directors. As of July 14, 2023, there were a total of 21,509,724 shares subject to settlement of outstanding restricted stock units (RSUs) and 44,817,778 shares reserved for issuance upon the exercise of outstanding stock options under our Sonder Holdings Inc. Stock Option Plan, Sonder Holdings Inc. 2019 Equity Incentive Plan, Sonder Holdings Inc. 2021 Equity Incentive Plan, Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan, and Sonder Holdings Inc. Management Equity Incentive Plan, or MEIP, and 7,060,491 shares reserved for future issuance under our ESPP (collectively, the Plans). Following the Reverse Stock Split, if any, all shares of common stock subject to restricted stock awards or reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the Plans, and shares remaining available for future awards under the Plans and reserved for issuance under the ESPP, would be converted at the Effective Time into one-tenth, one-fifteenth, one-twentieth, or one-twenty-fifth of the number of such shares immediately preceding the Reverse Stock Split (subject to adjustment for fractional interests), depending on the reverse stock split ratio selected by the Board.
Under the terms of our outstanding restricted stock awards, options and RSUs, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock subject to such restricted stock awards or issuable upon exercise or settlement, as applicable, of such options and RSUs in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise price of such options. This will result in approximately the same aggregate exercise price being required to be paid for such options as immediately preceding the Reverse Stock Split. The number of shares of common stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plans, which may include rounding the number of shares of common stock issuable to the nearest whole share. Proportionate adjustments to reflect the Reverse Stock Split would also be made to the stock price-based vesting thresholds provided for in our MEIP and the outstanding performance-based RSUs granted under our MEIP, and in the stock price-based vesting thresholds provided for in the performance-based restricted shares and performance-based stock options held by Francis Davidson, our Chief Executive Officer and Chairperson of the Board of Directors.
Effect on Warrants
The outstanding warrants to purchase shares of our Common Stock (collectively, our Warrants) will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices.

Effect on Earn Out
In addition to the consideration paid to Legacy Sonder securityholders at the closing of the Business Combination, holders of Legacy Sonder’s Common Stock and certain other securityholders may receive their pro rata share of up to an aggregate of 14,500,000 additional shares of Common Stock (on a pre-Reverse Stock Split basis, referred to as the Earn Out Shares) as consideration, if the Common Stock achieves certain benchmark share prices as contemplated by the Agreement and Plan of Merger dated April 29, 2021, as amended on October 27, 2021, by and among the Company, Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC and Legacy Sonder (the Merger Agreement) (each achievement of such a benchmark being referred to as a Triggering Event). If no Triggering Event occurs within the period specified in the Merger Agreement, the Company will not be required to issue the Earn Out Shares.
Pursuant to the terms of the Merger Agreement, the number of Earn Out Shares, and the Triggering Event share prices, will be proportionately adjusted to reflect the reverse stock split ratio.
Accounting Matters
The Reverse Stock Split will not affect the par value of a share of our common stock (including our special voting common stock). As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
Mechanics of the Reverse Stock Split
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock
Stockholders may hold some or all of their common stock electronically in book-entry form with our transfer agent, Computershare Inc. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Holders of Stock Certificates
Stockholders may hold stock certificates representing some or all of their common stock. As of the Effective Time, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-reverse stock split shares of common stock as a result and at the time of the Reverse Stock Split. If applicable to you, as soon as practicable after the Effective Time, our transfer agent, Computershare Inc., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each holder of shares of common stock would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. Fractional interests in our subsidiary’s Exchangeable Preferred Shares would also be paid out in cash, applying the same per-share price, and fractional interests in the related shares of special voting common stock would be paid out in cash with reference to their Automatic Redemption Price as stated in the Restated Certificate. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Procedure for Implementing the Reverse Stock Split
The Effective Time, if approved by stockholders and implemented by us, will be the date and time set forth in the applicable Certificate of Amendment that is filed with the Delaware Secretary of State. If the Reverse Stock Split Proposal is approved and the Board of Directors determines to proceed with the Reverse Stock Split, the exact timing of the filing of the applicable Certificate of Amendment will be determined by the Board of Directors. By approving the Reverse Stock Split Proposal, the stockholders will approve each of the four (4) amendments proposed by the Board of Directors without further stockholder action. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other three (3) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law.
If, at any time prior to the filing of any Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split Proposal, the Reverse Stock Split Proposal may be delayed or abandoned. We reserve the right to abandon any three (3) proposed amendments or the Reverse Stock Split Proposal in its entirety without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the

Reverse Stock Split Proposal has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board of Directors to delay, not to proceed with, and abandon, any or all of the proposed amendments or the Reverse Stock Split Proposal in its entirety if it should so decide, in its sole discretion.
If a Reverse Stock Split is effected, then after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. We currently expect that our common stock will continue to be listed on Nasdaq under the symbol “SOND” and that our publicly traded warrants will continue to be listed on Nasdaq under the symbol “SONDW,” although each will be considered a new listing with a new CUSIP number, subject to any future change of listing of our securities.
The Reverse Stock Split is not intended to be, and we do not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.
Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to stockholders but does not purport to be a complete analysis of all potential tax effects that may be relevant to stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (the Code), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the IRS) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the IRS or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.
This summary is limited to U.S. stockholders who hold shares of our Common Stock prior to the Reverse Stock Split (Old Shares) and the shares of our Common Stock immediately after the Reverse Stock Split (New Shares) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder. In addition, it does not address consequences relevant to stockholders that are subject to particular rules, including:
•persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•persons whose functional currency is not the U.S. dollar;
•persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•persons who are former U.S. citizens or long-term residents;
•persons who are not U.S. Holders;
•banks, insurance companies, and other financial institutions;
•mutual funds, real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;
•persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•persons who hold our Common Stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•tax-qualified retirement plans.
This discussion is limited to stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split, as well as the tax consequences to holders of our subsidiary’s Exchangeable Preferred Shares and our special voting common stock.

STOCKHOLDERS (INCLUDING HOLDERS OF OUR SUBSIDIARY’S EXCHANGEABLE PREFERRED SHARES AND OUR SPECIAL VOTING COMMON STOCK) SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and the holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Shares
A U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash. Such a U.S. stockholder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split.

Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Certain Canadian Federal Income Tax Consequences of the Reverse Stock Split

This summary is limited to Canadian stockholders who hold our common stock or special voting common stock or who hold exchangeable preferred shares of our subsidiary Sonder Canada Inc. (the Exchangeable Preferred Shares).
Except in connection with payments in cash in lieu of fractional shares of common stock, special voting common stock or Exchangeable Preferred Shares, as applicable and as discussed above, the Reverse Stock Split and the Authorized Share Reduction will not give rise to a capital gain or loss under the Income Tax Act (Canada) for a Canadian stockholder who holds such common stock, special voting common stock or Exchangeable Preferred Shares as capital property. The adjusted cost base to the Canadian stockholder of the post-Reverse Stock Split common stock, special voting stock or Exchangeable Preferred Shares, as applicable, held by them immediately after the Reverse Stock Split will be equal to the aggregate adjusted cost base to the Canadian stockholder of the pre-Reverse Stock Split common stock, special voting common stock or Exchangeable Preferred Shares, as applicable, held by them immediately before the Reverse Stock Split.
The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder of the Company’s common stock, special voting common stock, or Exchangeable Preferred Shares of Sonder Canada Inc., whose shares are consolidated pursuant to the Reverse Stock Split and who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is a resident of Canada, holds its stocks as capital property and deals at arm’s length and is not affiliated with the Company (a “Canadian Holder”). This summary is not applicable to: (i) a Canadian Holder that is a “financial institution” as defined in the Tax Act for the purposes of the mark-to-market rules; (ii) a Canadian Holder for whom an interest in which would be a “tax shelter investment” as defined in the Tax Act; (iii) a Canadian Holder that is a “specified financial institution” as defined in the Tax Act; (iv) a Canadian Holder that is a corporation that has elected in the prescribed form and manner and has otherwise met the requirements to use functional currency tax reporting pursuant to the Tax Act; or (v) a Canadian Holder that is exempt from income tax under the Tax Act. Any such Canadian Holder to which this summary does not apply should consult its own tax advisor.
This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), and Canadian counsel’s understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency and takes into account all specific proposals to amend the Tax Act and the Regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative practices, whether by judicial, governmental, administrative or legislative action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES IN THEIR PARTICULAR CIRCUMSTANCES.

A Canadian Holder will not realize a capital gain or a capital loss as a result of the Reverse Stock Split, other than with respect to the right to receive a fractional share of New Shares, special voting common stock or Exchangeable Preferred Shares, as discussed below. Immediately after the Reverse Stock Split (but before taking into account any portion allocable to the right to receive a fractional share of New Shares, special voting common stock or Exchangeable Preferred Shares, as described under “Mechanics of the Reverse Stock Split”), the aggregate adjusted cost base to a Canadian Holder of all its New Shares, special voting common stock or Exchangeable Preferred Shares, as applicable (including any fractional stock issued as a result of the Reverse Stock Split), will be the same as it was immediately before the Reverse Stock Split.
A Canadian Holder who receives cash in consideration in lieu of a fractional share of an Exchangeable Preferred Share should (i) be deemed to have received a dividend from Sonder Canada Inc. to the extent that the amount of the cash received exceeds the paid up capital attributable to such fractional share and (ii) be deemed to have disposed of such right to a fractional share.
A Canadian Holder who receives cash in lieu of a fractional share of New Shares or of a share of special voting common stock pursuant to the Reverse Stock Split should be treated as having disposed of such right to a fractional share pursuant to the Reverse Stock Split for cash as described under “Mechanics of the Reverse Stock Split” and will realize a capital gain (or a capital loss) to the extent that the cash received for the fractional stock, net of reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of such right to a fractional share of New Shares or of special voting common stock to the Canadian Holder. Generally, one-half of any capital gain (taxable capital gain) realized must be included in income and one-half of any capital loss (allowable capital loss) realized may be deducted against taxable capital gains, in accordance with the detailed provisions of the Tax Act. A Canadian holder that is a corporation may be subject to additional refundable tax. A Canadian Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional tax (refundable under certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains. On August 9, 2022, the Minister of Finance (Canada) released certain Proposed Amendments to amend the Tax Act to extend the liability for this additional tax in respect of “aggregate investment income” to a Canadian Holder that is a “substantive CCPC”. Any such Canadian Holder should consult with their own advisors in this regard. Capital gains realized by a Canadian Holder that is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.
Required Vote
The affirmative vote of a majority of the voting power of the shares of our common stock (which includes our special voting common stock) outstanding as of the Record Date is required for approval of the Reverse Stock Split Proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes and abstentions have the same effect as a vote against the proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

Cautionary Note Regarding Forward-Looking Statements
Statements in this proxy statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of the Reverse Stock Split Proposal, the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on Nasdaq and the potential for a higher stock price, the intended income tax treatment of the reverse stock split, the timing and effects of the proposed amendments to our Restated Certificate, and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.
Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of important factors, including, but not limited to, the following: the risk that any reverse stock split may not result in an increase in our common stock price or that we may be unable to maintain our listing on Nasdaq, and the other risks set forth above under “Proposal No. 1 - Certain Risks Associated with a Reverse Stock Split.” For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information known to us regarding beneficial ownership of our common stock as of July 14, 2023 by:
•each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•each of our named executive officers;
•each of our directors; and
•all current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of July 14, 2023. The number of restricted stock units in the footnotes that follow the table has been adjusted to reflect the impact of the Business Combination.
Percentage ownership of our voting securities is based on 220,251,949 shares of our common stock (including special voting common stock) issued and outstanding as of July 14, 2023, and assumes that none of the up to 14,500,000 shares of common stock in potential Earn Out Shares will be earned within 60 days of July 14, 2023 and are therefore excluded.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of the shares beneficially owned by them. To our knowledge, no shares of common stock beneficially owned by any executive officer or director have been pledged as security, other than certain shares of Sonder Canada Inc. (which are exchangeable into shares of common stock) held by our CEO that are pledged to the Canada Revenue Agency as a security for payment of tax obligations. Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Sonder Holdings Inc., 500 E 84th Ave., Suite A-10 Thornton, CO 80229.

Principal Stockholders

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
5% stockholders
Entities affiliated with Atreides(1)	20,252,480	9.2%
Entities affiliated with Fidelity(2)	16,075,136	7.3%
Entities affiliated with Spark Capital(3)	14,678,559	6.7%
Directors and named executive officers
Francis Davidson(4)	11,741,606	5.3%
Martin Picard(5)	619,565	*
Nabeel Hyatt	87,431	*
Frits Dirk van Paasschen(6)	352,852	*
Janice Sears(7)	110,929	*
Gilda Perez-Alvarado	99,767	*
Michelle Frymire(8)	47,619	*
Prashant (Sean) Aggarwal	—	—
Sanjay Banker(9)	3,645,410	1.6%
All directors and executive officers as a group (11 persons)	17,027,003	7.7%
________________
*    Represents less than 1% of Sonder’s outstanding common stock.
(1)    Beneficial ownership is based solely on information contained in the Schedule 13G filed by Atreides Management, LP, Atreides Management, LLC and Gavin Baker (as managing member to the GP with respect to the shares of Common Stock held by Atreides Foundation Master Fund LP and certain separately managed accounts managed by Atreides Management, LP) (collectively, the Atreides Filers) with the SEC on February 14, 2023. The Atreides Filers each have shared voting power and shared dispositive power with respect to 20,252,480 shares as of December 31, 2022. The shares are owned by Atreides Foundation Master Fund LP and certain separately managed accounts managed by Atreides Management, LP. Atreides Foundation Master Fund LP has the right to receive and/or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than five percent of Sonder’s Common Stock.
The business address of the Atreides Filers is One International Place, Suite 4410, Boston, MA 02110.
(2)    Beneficial ownership is based solely on information contained in the Schedule 13G filed by FMR LLC and Abigail P. Johnson (as a director, the Chairman, and chief executive officer of FMR LLC) with the SEC on February 9, 2023. FMR LLC has sole voting power with respect to 16,073,896 shares and sole dispositive power with respect to 16,075,136 shares as of December 31, 2022. Abigail P. Johnson has sole voting power with respect to no shares and sole dispositive power with respect to 16,075,136 shares as of December 31, 2022. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR LLC.
The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)    Beneficial ownership is as of July 14, 2023, and is based in part on information contained in the Schedule 13G filed with the SEC on January 28, 2022 by Spark Capital IV, L.P. (Spark IV), Spark Capital Founders’ Fund IV, L.P. (Spark IV FF and together with Spark IV, the Spark Entities) and Spark Management Partners IV, LLC (Spark IV GP). Consists of (i) 143,810 shares of Common Stock held by Spark IV FF and (ii) 14,534,749 shares of Common Stock held by Spark IV. All such securities are held of record by Spark IV. Spark IV GP is the general partner of each of the Spark Entities and may be deemed to have voting, investment and dispositive power with respect to these securities. Paul Conway, Alex Finkelstein, Santo Politi and Bijan Sabet are the managing members of Spark IV GP and may be deemed to share voting, investment and dispositive power with respect to these securities. Nabeel Hyatt, a member of the Board, holds an interest in Spark IV GP but does not share voting, investment or dispositive power with respect to these securities. Mr. Hyatt disclaims beneficial ownership of the shares held by the Spark Entities except to the extent of his pecuniary interest therein.
The business address of the Spark Entities is 137 Newbury St., 8th Floor, Boston, Massachusetts 02116.
(4)    Consists of (a) 4,060,224 shares of Common Stock held beneficially by Mr. Davidson, of which (i) 1,498,850 shares are subject to a Company repurchase right that will terminate if Sonder achieves a stock price target of $5.27 (before any adjustment for the proposed reverse stock split) on or prior to November 15, 2026 and (ii) 83,269 shares are subject to time-based vesting based on Mr. Davidson’s continued employment which are exercisable within 60 days of July 14, 2023, (b) 260,000 shares of Common Stock subject to outstanding options which are exercisable within 60 days of July 14, 2023, and (c) 7,421,382 shares of Special Voting Common Stock.
(5)    Consists of (a) 51,400 shares of Common Stock held beneficially by Mr. Picard and (b) 568,165 shares of Common Stock subject to outstanding options which are exercisable within 60 days of July 14, 2023.
(6)    Consists of (a) 157,390 shares of Common Stock held directly by Mr. van Paasschen and (b) 195,462 shares of Common Stock subject to outstanding options which are exercisable within 60 days of July 14, 2023.
(7) Consists of (a) 99,180 shares of Common Stock held directly by Ms. Sears and (b) 11,749 shares of Common Stock subject to outstanding RSUs which will vest within 60 days of July 14, 2023.
(8) Consists of 47,619 shares of Common Stock subject to outstanding RSUs which will vest within 60 days of July 14, 2023.
(9)    Consists of 3,645,410 shares of Common Stock subject to outstanding options which are exercisable within 60 days of July 14, 2023.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. A number of brokers with account holders who are our stockholders will be “householding” our proxy materials.
Proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: 1-866-540-7095. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL
The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.
By Order of the Board of Directors
Ruby Hou Alexander
Deputy General Counsel and Assistant Secretary
August 2, 2023

Annex A

FORM OF CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SONDER HOLDINGS INC.

Sonder Holdings Inc., a Delaware corporation (the “Company”), hereby certifies as follows:

1. The name of the Company is Sonder Holdings Inc. The Company was originally incorporated under the name of Gores Metropoulos II, Inc. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on July 21, 2020, and the Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on January 18, 2022 (collectively, as amended and restated to date, the “Restated Charter”).

2. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and by the stockholders of the Company. This Certificate of Amendment hereby amends the Restated Charter as set forth below.

3. The first paragraph of Article IV of the Restated Charter is hereby replaced by the following two paragraphs:
“Effective immediately upon the filing and effectiveness of this Certificate of Amendment (the “Reverse Stock Split Effective Time”), (a) each [ten (10)] [fifteen (15)] [twenty (20)] or [twenty-five (25)]1 shares of Common Stock of the Company, par value $0.0001 per share, that are issued and outstanding or held in treasury at the Reverse Stock Split Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company, par value $0.0001 per share, and (b) each [_____]2 shares of Special Voting Common Stock of the Company, par value $0.0001 per share, that are issued and outstanding or held in treasury on the Reverse Stock Split Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Special Voting Common Stock of the Company, par value $0.0001 per share, in each case subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Company, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split, and (1) in lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, any such fractional share of Common Stock shall be paid out in cash, with reference to the closing stock price on Nasdaq (or, if the Common Stock is no longer trading on Nasdaq, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest, and (2) in lieu of any fractional shares of Special Voting Common Stock to which the holder would otherwise be entitled, the Company shall pay an amount in cash equal to the product of (i) the fractional share o
1 These amendments approve the combination of ten (10), fifteen (15), twenty (20), or twenty-five (25) shares of Common Stock, and of Special Voting Common Stock, into one (1) share of Common Stock and one (1) share of Special Voting Common Stock, respectively, and a proportional reduction in the number of shares of Common Stock and Special Voting Common Stock (and the total number of shares of stock) authorized under the existing Amended and Restated Certificate of Incorporation. By these amendments, the stockholders would approve each of the four (4) amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The reverse stock split ratio (of either one-for-ten, one-for-fifteen, one-for-twenty, or one-for-twenty-five) selected by the Board of Directors for inclusion in such amendment is referred to as the “Reverse Stock Split Ratio.” In accordance with the proposal to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio.
The other three (3) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to effect any reverse stock split and reduction in number of authorized shares, in which case all four (4) proposed amendments will be abandoned.

2 A whole number equal to the inverse of the Reverse Stock Split Ratio. For example, if the Reverse Stock Split Ratio is one-for-ten, this number would be ten (10), and if the Reverse Stock Split Ratio is one-for-25, this number would be twenty-five (25).

f Special Voting Common Stock to which the holder would otherwise be entitled and (ii) the Automatic Redemption Price per share set forth in Article V of the Restated Charter, rounded up to the nearest whole cent, without interest.

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [*3] shares, consisting of (a) [*4] shares of General Common Stock (the “General Common Stock”), including (i) [*5] shares of Common Stock (the “Common Stock”), and (ii) [*6] shares of Special Voting Common Stock (the “Special Voting Common Stock”), and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

4. This Certificate of Amendment was approved by the Board of Directors on [_______], 2023 and by the stockholders of the Company at a meeting thereof duly called and held on [_________], 2023.

5. This Certificate of Amendment shall become effective on [_______], 202__ at [______] Eastern Time.

[signature page follows]

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Company on [_______], 202__.

SONDER HOLDINGS INC.

[Name of officer]
[Title]

3 440,000,000 multiplied by the Reverse Stock Split Ratio plus 250,000,000.
4 440,000,000 multiplied by the Reverse Stock Split Ratio.
5 400,000,000 multiplied by the Reverse Stock Split Ratio.
6 40,000,000 multiplied by the Reverse Stock Split Ratio.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOND2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 14, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21226-S71775

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONDER HOLDINGS INC.

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR item 1.** If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as Joint tenants, all parties in the joint tenancy must sign. If a signer or corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V21227-S71775

SONDER HOLDINGS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 15, 2023

The stockholder(s) hereby appoint(s) Francis Davidson and Ruby Hou Alexander, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Special Voting Common) Stock of Sonder Holdings Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 3:00 PM, Pacific Time on September 15, 2023, virtually by visiting www.virtualshareholdermeeting.com/SOND2023SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE